Joint Filer Information

NAME: Highbridge International LLC

ADDRESS:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Golden Minerals Company

DATE OF EVENT REQUIRING STATEMENT: November 23, 2009

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC

             By: Highbridge Capital Management, LLC
                 its Trading Manager

             By: /s/ John Oliva
                 ----------------------
             Name: John Oliva
             Title: Managing Director


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                             Joint Filer Information

NAME: Glenn Dubin

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Golden Minerals Company

DATE OF EVENT REQUIRING STATEMENT: November 23, 2009

SIGNATURE:
              /s/ Glenn Dubin
              ---------------------
              GLENN DUBIN